UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreement.

                On November 2, 2004, the Compensation Committee of the Board of Directors of Silicon Valley Bancshares (the “Company”) approved grants of restricted stock unit awards (“RSU Awards”) under the Company’s 1997 Equity Incentive Plan (the “Plan”) to the Company’s executive officers.  Kenneth Wilcox, the President and Chief Executive Officer, received a RSU Award of 9,375 shares, and each of the following executive officers received a RSU Award of 4,687 shares:  Gregory Becker, Chief Operating Officer — Commercial Bank, Timothy Hardin, Chief Operating Officer — Merchant Bank, Jack Jenkins-Stark, Chief Financial Officer, Harry Kellogg, President - Merchant Banking, Mark MacLennan, Head of Global Financial Services, Lynda Ward Pierce, Head of Human Resources, Marc Verissimo, Chief Strategy and Risk Officer, David Webb, Chief Information Officer, and Derek Witte, General Counsel.

                The Company has entered into a restricted stock unit agreement with each of the executive officers.  Each RSU Award has an effective grant date of November 2, 2004, and is subject to annual vesting in equal installments over a four-year period, as well as the officer’s continuous employment with the Company.

                A copy of the Plan was filed as Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q on August 9, 2004.   A copy of the form of restricted stock unit agreement under the Plan is filed herewith as Exhibit 10.30 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
10.30	Form of Restricted Stock Unit Agreement under the 1997 Equity Incentive Plan

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2004	SILICON VALLEY BANCSHARES

	By :	/s/ DEREK WITTE
Name: Derek Witte
Title: General Counsel

Exhibit Index

Exhibit No.	Description
10.30	Form of Restricted Stock Unit Agreement under the 1997 Equity Incentive Plan